EXHIBIT 10.12

FIRST AMENDMENT TO

ZEVIA LLC, A DELAWARE LIMITED LIABILITY COMPANY

NOTICE OF RESTRICTED PHANTOM CLASS C COMMON UNIT AWARD AND

RESTRICTED PHANTOM CLASS C COMMON UNIT AGREEMENT

This First Amendment (this “Amendment”) to the Notice of Restricted Phantom Class C Common Unit Award and Restricted Class C Common Unit Agreement by and between                (the “Participant”) and Zevia LLC (the “Company”) dated January 1, 2019 (collectively, the “Award Agreement”) is hereby entered into between the Participant and the Company effective as of                 , 2021 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Award Agreement or the Limited Liability Company Agreement of Zevia LLC, as such may be amended from time to time, as applicable.

WHEREAS, the Company and the Participant desire to amend the Award Agreement to provide for settlement in Class C Common Units of the Company instead of cash on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the Award Agreement is hereby amended as follows:

1.	The section in the Notice of Grant entitled “Settlement and Amount” is hereby amended and restated in their entity to read as follows:

“Settlement and Amount: Within 30 days following the occurrence of a Vesting Event as set forth above, the Participant shall be entitled to receive a number of Class C Common Units of the Company with a fair market value equal to (x) the total number of RPCACUs granted to Participant hereunder, multiplied by (y) the difference between (i) the fair market value of a Class C Common Unit on the date of such Vesting Event and (ii) the RPCACU Grant Date Price per RPCACU.”

2.	The last sentence of Section 1 of the Award Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to and following a Vesting Event, as defined below, Participant shall only be entitled to the settlement described below under Section 3.”

3.	Section 3 of the Award Agreement is hereby amended and restated in its entirety to read as follows:

“3.	Settlement and Amount:

(a) Within 30 days following the occurrence of a Vesting Event as set forth above, the Participant shall be entitled to receive a number of Class C Common Units of the Company with a fair market value equal to (x) the total number of RPCACUs granted to Participant hereunder, multiplied by (y) the difference between (i) the fair market value of a Class C Common Unit on the date of such Vesting Event and (ii) the RPCACU Grant Date Price per RPCACU.

(b) In the event that an IPO occurs prior to the settlement date under Section 3(a), the Board may equitably adjust the RPCACUs to provide for settlement in equity securities of the entity whose equity securities were offered in such IPO.”

4.	Except as expressly amended hereby, the Award Agreement shall remain in full force and effect.

5.	The Award Agreement and this Amendment shall be governed and construed in accordance with the laws of the State of Delaware, without giving regard to the conflict of laws provisions thereof.

6.	This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized representatives.

[ ]	ZEVIA LLC

By:
Name:
Title:

2